MARK IV INDUSTRIES, INC.

                 Prospectus Supplement dated October 28, 1998
                    to the Prospectus dated February 13, 1998



The Selling Holders table contained on pages 16-18 of the Prospectus is hereby supplemented to include additional Selling Holders as indicated in the following table:


                           Aggregate Principal      Number of Shares of Common
                          Amount of Notes Owned   Stock Issuable Upon Conversion
Name of Selling Holder    and That May be Sold      of Notes That May be Sold

Morgan Stanley Dean Witter
Income Builder Fund                $4,000,000               121,904

Morgan Stanley Dean Witter
Convertible Securities Trust       $3,450,000               105,142

Morgan Stanley Dean Witter
Variable Income Builder Fund       $  650,000                19,809